EXHIBIT  10.17


                                      NOTE

$2,000,000.00                                           Date: March 29, 1995

                          FIRST ALBANY COMPANIES, INC.
                                    Borrower

                     41 State Street, Albany, New York 12201
                               Borrower's Address

1. BORROWER'S PROMISE TO PAY

     FIRST ALBANY COMPANIES, INC. (the "Borrower" or the "Undersigned"), for value received, promises to pay to the order of THE HUDSON CITY SAVINGS INSTITUTION (the "Bank", "Lender" or "Note Holder") the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the "Principal") at One Hudson City Centre, Hudson, New York 12534, which shall be paid at such rate and in accordance with such terms as indicated below.

2. RATE

     The interest rate that the Borrower shall pay shall be:

     A variable Interest Rate equal to one and one-half (1.50) percentage points per annum above the prime rate announced by the Lender from time to time, at its principal office, as its best lending rate. This interest rate will change as and when the prime rate changes. Such change will become effective immediately upon announcement by the Lender of the change in its prime rate. The Lender shall not be required to deliver any notice to the Borrower of a change in the Interest Rate. However, upon request, the Lender shall provide the Borrower with information regarding the dates and amounts of the change in its best lending rate. At the present time the prime rate is nine percent (9.00%) and the initial Interest Rate of this Note is ten and one-half percent (10.50%). There is no maximum limit on the amount the interest rate may change.

3. REPAYMENT TERMS

     The Borrower will repay this Note by making successive monthly payments of Principal and interest of $65,005.00 each commencing on May 1, 1995 and on the same date of each successive month thereafter until April 1, 1998, the end of the term, when the remaining unpaid Principal and interest shall be due and payable in full. Additionally, an interest only payment on the outstanding Principal balance on the amount loaned for the period of March 29, 1995 through March 31, 1995 shall be due on May 1, 1995.

     If the Interest Rate changes, the amount of the monthly payment will automatically change to such amount as is required to pay a Two Million and 00/100 Dollar ($2,000,000.00) loan over a period of three (3) years based upon the new interest rate.

4. BUSINESS LOAN

     The Borrower represents and warrants that this Note evidences a loan for business or commercial purposes and is not a consumer transaction.

5. APPLICATION OF PAYMENTS

     Each payment received on this Note shall be applied first to interest due and then to the outstanding principal balance. However, if there are any additional amounts due to the Bank hereunder, such as late charges, the Bank may elect to apply any monies received for payment of such additional amounts due, prior to applying same toward payment of the principal balance.

6. COLLECTION OR ENFORCEMENT COSTS

     If it is necessary for the Bank to bring any action or proceeding in order to collect any amounts due hereunder or as a result of a breach of any of the terms or conditions herein, including an action or proceeding pursuant to
Article 9 of the Uniform Commercial Code, or if the Bank is made a party to a lawsuit by virtue of this agreement, the Borrower shall be responsible for paying all costs, expenses and reasonable attorneys' fees incurred by the Bank in such lawsuit, action or proceeding, and also for all costs, expenses and reasonable attorneys' fees incurred by the Bank incidental to the care, preservation, processing and sale of the Collateral, or in any way relating to the rights of the Bank hereunder.

7. BINDING AGREEMENT; GOVERNING LAW

     The Note shall be binding upon the heirs, successors and assigns of the Borrower and the Bank. It shall be interpreted and construed in accordance with the laws of New York State.

8. MORE THAN ONE SIGNER

     If more than one person or entity signs this Note as a Borrower, the obligations contained herein shall be deemed joint and several and all references to "Borrower" shall apply to all persons signing this agreement both individually and jointly.

9. DEFAULT

     The total unpaid balance of this Note shall become due and payable without notice or demand upon the occurrence of any one of the following "Events of Default"; (a) default in any payment of principal or interest when due under this Note and the continuance thereof for twenty (20) days after the due date, except that the twenty-day period shall not apply for any payment due at the end of the term or upon demand, which shall be due immediately upon such date; (b) default in any payment of late charges when due under this Note and the continuance thereof for ten (10) days after the due date; (a) failure to fulfill or perform any other term of this Note or to keep any promises made in this Note or related Term Loan Agreement, mortgage, building loan agreement or security agreement, if any, and such failure continues for a period of ten (10) days after giving of notice except that no such notice shall be required upon a default pursuant to paragraph 20 herein; (d) a false or incomplete statement in any information submitted to the Bank in connection with this Note; (e) entry of a judgment against the Borrower; (f) a significant decline in the value of any real or personal property securing payment of this Note; (g) business failure or dissolution of any Borrower; (h) commencement of any bankruptcy, receivership or similar proceeding involving any Borrower as debtor; (i) transfer of any interest in the Collateral pledged or granted to the Bank as a security interest, or any other breach by the Borrower with regard to the terms and conditions of the security instrument given by the Borrower to the Lender; (j) transfer of any interest which the Borrower has in its wholly owned subsidiary, First Albany Corporation, the transfer of any of the stock of First Albany Corporation to any other party or entity or the sale or transfer of any of the assets of First Albany Corporation to any other entity, other than in the regular course of business of said corporation.

10. WAIVER

     The Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest and/or notice of dishonor, and protest of this Note.

11. EXCESS INTEREST

     At no time shall the Interest Rate exceed the highest rate allowed by law for this type of loan. Should this occur or should the Lender ever erroneously collect interest at a rate which exceeds the applicable legal limit, such excess will be credited to principal. However, this shall not be grounds for voiding the Borrower's obligations hereunder and in such event, the Borrower's obligations shall be deemed to be automatically modified to conform with any such applicable legal limit.

12. GIVING OF NOTICES OR DEMANDS

     Any notice or demand by the Bank to the Borrower shall be deemed to have been made and completed at such time as the Bank shall mail by first class mail said notice or demand to the Borrower at the address indicated in the introductory paragraph, or at a different address if written notice of a change is given by the Borrower to the Bank and upon receipt or refusal of delivery. Any notice that must be given to the Bank undo this Note shall be given by mailing it by first class mail to the Bank at its address stated in the introductory paragraph which shall be deemed to be made and completed upon receipt or refusal of delivery. In the alternative any notice or demand given either by the Borrower or by the Lender shall be deemed sufficiently given if delivered by any one of the following methods: (i) personal delivery which, in case of notice to the Lender, shall be to an officer or principal thereof; (ii) certified or registered mail, return receipt requested, postage prepaid and properly addressed as set forth in the introductory paragraph; or (iii) Federal Express or other nationally recognized courier services providing written evidence of delivery.

13. RIGHT TO TRANSFER

     The Bank may transfer or assign this Note and deliver all or any of its rights in the Collateral held as security therefore to another party or entity which shall thereupon become vested of all of the powers and rights given to the Bank herein, and the Bank shall thereafter be forever relieved and fully discharged of any liability or responsibility to the Borrower.

14. RIGHT OF SETOFF

     The Bank, in addition to any right available to it under applicable law, shall have the right, immediately and without notice or further action by it, to set off against this Note and/or other liabilities of the Borrower hereof, all money owed by the Bank to the Borrower in any capacity, whether by savings account, checking account, Certificate of Deposit or otherwise; and the Bank shall be deemed to have exercised such right of set off and to have made charge against any such money immediately upon the occurrence of default, even though such charge is made or entered on the books of the Bank subsequent thereto.

15. LATE CHARGES

     In addition to any other payment required herein, the Borrower shall also be obligated to pay a late charge of five percent (5%) for any payment due hereunder which is received by the Bank more than ten (10) days after such payment is due. This payment shall automatically be payable by the Borrower to the Bank, without demand, and the failure to pay same shall constitute a default in accordance with paragraph "9" of this Note.

16. ALL MODIFICATIONS IN WRITING

     No modification or waiver of any of the provisions of this Note shall be effective unless in writing, signed by an officer of the Bank and only to the extent therein set forth, nor shall any such waiver be applicable, except in the specific instance for which given.

17. WAIVER OF JURY TRIAL AND SETOFFS

     The Borrower hereby waives trial by jury and the right to interpose any setoffs of any kind in any litigation commenced by the Bank relating to this Note or any Collateral security for this Note.

18. STRICT PERFORMANCE

     The failure of the Bank to immediately act with respect to any of its rights herein shall not be deemed to be a waiver on its part with respect to any such rights, and the Bank shall have the right to so act with respect to any of its rights herein at any time thereafter.

19. SECURED NOTE

     In addition to the protections given to the Lender under this Note, the Borrower has also given the Lender a Mortgage and/or Security Agreement covering certain real and/or personal property (the "Security Instrument") dated the same date as this Note, which provides the Lender with certain rights as set forth herein and also sets forth certain obligations on the part of the Borrower. A default in any of the provisions of the Security Instrument shall constitute a default with respect to this Note.

20. SALE OR TRANSFER OF PROPERTY OR- INTEREST THEREIN IS
      PROHIBITED

     The Borrower may not sell or otherwise transfer all or any part of any property pledged as collateral pursuant to any Security Instrument executed by the Borrower in connection with this transaction except in the ordinary course of business. In addition, if the Borrower is not a natural person, no beneficial interest in the Borrower, corporation, partnership or other entity may be sold or otherwise transferred to any other party without the express written consent of the Lender. If all or any part of the property or any interest in the property referred to herein is sold or otherwise transferred or if the beneficial interest in the Borrower, corporation, partnership or other entity is sold or otherwise transferred where the Borrower is not a natural person, the entire indebtedness under the Note and underlying Security Instruments shall become immediately due and payable. If the Borrower fails to pay these sums, the Lender may bring a lawsuit for foreclosure and sale or invoke any remedies permitted pursuant to this Note or any of the Security Instruments, without further notice or demand on the Borrower.

21. BORROWER'S RIGHT TO PREPAY

The Borrower shall have the right to make a full prepayment or partial prepayment of the principal due hereunder at any time, without penalty. When the Borrower makes a prepayment, the Borrower will tell the Lender, in writing, that it is doing so. If the Borrower makes a partial prepayment, there will be no change in the due dates or in the amount of the monthly payments unless otherwise agreed to in writing by the Lender.

     IN WITNESS WHEREOF, this Note has been signed by the Borrower at Albany, New York on March 29, 1995.

                            FIRST ALBANY COMPANIES, INC., Borrower

                                   By:  /s/ David Cunningham
                                       ---------------------
                                             David Cunningham
                                        Chief Financial Officer




STATE OF NEW YORK:

                    ss.:

COUNTY OF ALBANY:

     On this 29th day of March, 1995, before me personally came David J. Cunningham, to me known, who, being by me duly sworn, did depose and say that he resides in Albany, New York; that he is the Chief Financial Officer of First Albany Companies, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                   /s/ Theodore Guterman II
                                  -------------------------
                                        Notary Public

                                   THEODORE GUTERMAN II
                                   Notary Public, State of New York
                                   Qualified in Columbia County
                                   Commission Expires 2/28/97